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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83516) pertaining to the Martin Marietta Materials, Inc. Amended Omnibus Securities Award Plan, as amended; in the Registration Statement (Form S-8 No. 333-15429) pertaining to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, Martin Marietta Materials, Inc. Performance Sharing Plan and the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees; in the Registration Statement (Form S-3 No. 33-99082) pertaining to the Martin Marietta Materials, Inc. shelf registration; and in the Registration Statement (Form S-8 No. 333-79039) pertaining to the Martin Marietta Materials, Inc. Stock-Based Award Plan of our report dated June 11, 1999, with respect to the financial statements of the Martin Marietta Materials, Inc. Savings and Investment Plan for Hourly Employees and Martin Marietta Materials, Inc. Defined Contribution Plans Master Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1998.

                                                          Ernst & Young LLP

June 25, 1999